 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

ORB AUTOMOTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	000-52341	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New Material Co., Ltd. Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, People’s Republic of China	518040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (755) 829406828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 29, 2012, ORB Automotive Corporation, or the Company, dismissed Morison Cogen LLP, or Morison Cogen, as its principal independent registered public accountant. The Company’s Audit Committee approved this decision.

Morison Cogen’s report on the Company’s financial statements for the year ended December 31, 2010, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent fiscal year and through to February 29, 2012, there were no disagreements with Morison Cogen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Morison Cogen, would have caused it to make reference to the matter in its reports, nor did Morison Cogen advise the Company of any of the matters identified in Item 304(a)(1)(v)(A) – (D) of Regulation S-K.

The Company has provided Morison Cogen with a copy of the disclosures made in this report and requested that Morison Cogen furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Morison Cogen’s letter dated February 29, 2012, is attached as an exhibit hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

16.1	Letter of Morison Cogen, dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORB Automotive Corporation
(Registrant)

Date:	March 6, 2012	By:	/s/ Junning Ma
		Name:	Junning Ma
		Title:	President and Chief Executive Officer